Apyx Medical Corporation Announces Subject Enrollment Initiated in New Study Evaluating the Use of Renuvion® Technology in Dermal Resurfacing Procedures

CLEARWATER, FL - DECEMBER 3, 2019 - Apyx Medical Corporation, formerly Bovie Medical Corporation, (NASDAQ:APYX) (the “Company”), a maker of medical devices and supplies and the developer of its Helium Plasma Technology, marketed and sold as Renuvion® in the cosmetic surgery market and as J-Plasma® in the hospital surgical market, announced today that it has initiated subject enrollment in a U.S. Investigational Device Exemption (IDE) clinical study evaluating the use of its Renuvion technology in dermal resurfacing procedures.

“The initiation of subject enrollment in this clinical study marks the continued advancement of our regulatory strategy to expand our addressable market opportunity in the U.S. cosmetic surgery market by pursuing new clinical indications for target procedures,” said Charlie Goodwin, Chief Executive Officer. “We expect the data from this study to support our submission for a new regulatory clearance that would enable us to market our Renuvion technology for dermal resurfacing procedures.”

The study is a prospective, multi-center, single arm, evaluator-blinded clinical study designed to demonstrate the safety and effectiveness of Renuvion technology for use in dermal resurfacing procedures. The study will be conducted at up to 5 investigation centers in the U.S. and consist of up to 55 subjects who are at least 30 years of age and seeking a procedure to improve facial appearance by reducing wrinkles and rhytides. Follow-up will occur immediately following the procedure, at 1 day, 6 days, 10 days, 30 days, 90 days and 180 days.

The study’s primary effectiveness endpoint is the proportion of subjects with at least a one-point improvement from baseline in the Fitzpatrick Wrinkle and Elastosis Scale at 90 days, as determined in a randomized order by at least 2 out of 3 blinded Independent Photographic Reviewers (IPR). The primary effectiveness endpoint will have been met if the proportion of subjects achieving at least a one-point improvement, as determined by 2 out of 3 IPRs, is at least 70%. The study’s primary and secondary safety endpoints will be the evaluation of adverse events and the evaluation of the change in pain and discomfort after treatment. The study also includes additional endpoints which will be listed in an overview of the study on clinicaltrials.gov.

An overview of the study will be made available on clinicaltrials.gov under the Renuvion technology trade name “Renuvion Dermal System” in December 2019.

Investor Relations Contact:

Westwicke Partners on behalf of Apyx Medical Corporation
Mike Piccinino, CFA
investor.relations@apyxmedical.com

About Apyx Medical Corporation:

Apyx Medical Corporation (formerly Bovie Medical Corporation) is an advanced energy technology company with a passion for elevating people’s lives through innovative products in the cosmetic and surgical markets. Known for its innovative Helium Plasma Technology, Apyx is solely focused on bringing transformative solutions to the physicians and patients it serves. The company’s Helium Plasma Technology is marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion offers plastic surgeons, fascial plastic surgeons and cosmetic physicians a unique ability to provide controlled heat to the tissue to achieve their desired results. The J-Plasma system allows surgeons to operate with a high level of precision. The Company also leverages its deep expertise and decades of experience in unique waveforms through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2018 and subsequent Form 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.